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                                                                      Exhibit 21

                          LIST OF SUBSIDIARY COMPANIES



                                                                  State of Incorporation
                                                                  ----------------------
Cardinal Indemnity Company of North America                              Vermont

Roy F. Weston (Delaware), Inc.                                           Delaware

Weston International Holdings, Inc. (d/b/a Weston International)         Delaware

Roy F. Weston of New York, Inc.                                          New York

Roy F. Weston (IPR), Inc.                                                Delaware





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